FOR IMMEDIATE RELEASE
BroadVision Contact:
Angela Culver
Interim Vice President, Worldwide Marketing
678-548-3532
mediarelations@broadvision.com

BroadVision Announces Profitable Second Quarter 2007 Results

REDWOOD CITY, CALIF. -- July 26, 2007 -- BroadVision, Inc. (OTCBB: BVSN), a global provider of e-business solutions, today reported financial results for its second quarter ended June 30, 2007.  Revenues for the second quarter were $13.3 million, compared with revenues of $12.7 million for the first quarter ended March 31, 2007 and $12.7 million for the comparable quarter of 2006.

License revenue for the second quarter was $5.5 million versus $5.7 million in the prior quarter and $3.6 million in the comparable quarter of 2006.  The majority of the second quarter license revenue was generated from the company's core Commerce and Portal solutions from customers including BNP Paribas, Canon, Circuit City, Vodafone, Ferrari and several other brand name global customers.

In the second quarter of 2007, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $8.4 million, or $0.08 per basic and diluted share, as compared with GAAP net loss of $2.5 million, or $0.02 per share, for the first quarter of 2007 and GAAP net income of $1.8 million, or $0.03 per basic and diluted share, for the second quarter of 2006.

The Company's 2007 Q2 GAAP net income included a $3.1 million non-cash gain from revaluation of the Company's outstanding warrants previously issued to certain holders of the now retired convertible debentures to purchase approximately 4.2 million shares of common stock, and outstanding warrants previously issued to the landlord in a real estate buyout transaction to purchase 700,000 shares of common stock.  GAAP requires that these warrants be "marked to market" at the end of each financial reporting period.

Pro forma net income for the second quarter of 2007 was $5.9 million, or $0.06 per basic and  $0.05 per diluted share, compared with a pro forma net income of $5.4 million, or $0.05 per basic and  diluted share, in the first quarter of 2007 and a pro forma net income of $1.9 million, or $0.03 per basic and diluted share, in the second quarter of 2006.  These pro forma results exclude restructuring charges, stock compensation expense under SFAS 123R, and revaluation of warrant liabilities.  A reconciliation of these pro-forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes its pro forma results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of June 30, 2007, the company had a cash balance of $46.2 million, representing a $5.2 million, or 13%, increase over the March 31, 2007 balance of $41.0 million and a 25% increase from the year's starting cash position of $37.0 million, due primarily to positive cash flow generated from operations.

"Our team delivered yet another solid and profitable quarter.  It's now been six straight quarters where we generated stable top line and impressive bottom line results with strong cash flows, demonstrating sustained progress in our turnaround efforts." said Dr. Pehong Chen, President and CEO, BroadVision.  "We will continue to focus on this execution plan as well as driving our new product suite including K2 (Kona * Kukini)TM based Portal and Commerce, eMerchandising™, and CHRM™ into the worldwide market."

The Company formally introduced eMerchandising™ -- BroadVision's first commerce server agnostic product -- in June and received very positive market reactions.   Furthermore, during the second quarter the Company recorded, for the first time, modest subscription and consulting revenues related to its new CHRM™ on-demand solution, which is scheduled to officially launch in Beijing on August 2, 2007.

Conference Call Information
BroadVision management will host a conference call today, Thursday July 26, 2007, at 2:00 p.m. PDT.  The conference call may be accessed by dialing: 1-866-463-5401 pin code 497043#. Callers outside the North America should call 1-212-547-9857 to be connected. A web replay will also be available following the call on the company's website until it releases its second quarter 2007 financial results.

About BroadVision
Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Baker Hughes, BioRad Laboratories, Citibank, Finnair, Ferrari, Hilti, Iberia, ING Bank, Prime Polymer, Vodafone and Xerox -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650.331-1000, email ir1@broadvision.com or visit www.broadvision.com.
#   #   #
BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30	December 31
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,167	$37,003
Other current assets	10,994	12,211
Total current assets	57,161	49,214
Goodwill	25,066	25,066
Other non-current assets	2,452	2,662
Total assets	$84,679	$76,942
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$30,933	$30,259
Other non-current liabilities	2,672	3,429
Total liabilities	33,605	33,688
Total stockholders' equity	51,074	43,254
Total liabilities and stockholders' equity	$84,679	$76,942

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Software licenses	$5,494	$3,627	$11,227	$6,509
Services	7,774	9,102	14,786	18,844
Total revenues	13,268	12,729	26,013	25,353
Cost of revenues:
Cost of software licenses	22	142	34	204
Cost of services	2,215	3,496	4,608	7,554
Total cost of revenues	2,237	3,638	4,642	7,758
Gross profit	11,031	9,091	21,371	17,595
Operating expenses:
Research and development	2,483	2,405	5,138	5,036
Sales and marketing	1,781	1,982	3,850	4,363
General and administrative	1,479	3,239	2,546	4,977
Restructuring charge (credit)	306	(15)	584	475
Total operating expenses	6,049	7,611	12,118	14,851
Operating income	4,982	1,480	9,253	2,744
Other income (expense), net	3,688	335	(3,023)	108
Income before provision for income taxes	8,670	1,815	6,230	2,852
Provision for income taxes	(230)	(65)	(286)	(221)
Net income	$8,440	$1,750	$5,944	$2,631
Basic income per share	$0.08	$0.03	$0.06	$0.05
Diluted income per share	$0.08	$0.03	$0.05	$0.05
Shares used in computing:
Weighted average shares-basic	107,424	69,151	107,047	56,055
Weighted average shares-diluted	111,035	69,151	110,027	56,055

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2007	2007	2006	2007	2006
Revenues:
Software licenses	$5,494	$5,733	$3,627	$11,227	$6,509
Services	7,774	7,012	9,102	14,786	18,844
Total revenues	13,268	12,745	12,729	26,013	25,353
Cost of revenues:
Cost of software licenses	22	12	142	34	204
Cost of services	2,159	2,339	3,496	4,498	7,554
Total cost of revenues	2,181	2,351	3,638	4,532	7,758
Gross profit	11,087	10,394	9,091	21,481	17,595
Operating expenses:
Research and development	2,373	2,533	2,405	4,906	5,036
Sales and marketing	1,713	2,001	1,982	3,714	4,363
General and administrative	1,420	1,011	3,099	2,431	4,669
Total operating expenses	5,506	5,545	7,486	11,051	14,068
Pro forma operating income	5,581	4,849	1,605	10,430	3,527
Other income, net	584	632	350	1,216	494
Pro forma income before provision for income taxes	6,165	5,481	1,955	11,646	4,021
Provision for income taxes	(230)	(56)	(65)	(286)	(221)
Pro forma net income	$5,935	$5,425	$1,890	$11,360	$3,800
Basic pro forma net income per share	$0.06	$0.05	$0.03	$0.11	$0.07
Diluted pro forma net income per share	$0.05	$0.05	$0.03	$0.10	$0.07
Shares used in computing basic pro forma net income per share	107,424	106,667	69,151	107,047	56,055
Shares used in computing diluted pro forma net income per share	111,035	106,667	69,151	110,027	56,055

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO PRO FORMA NET INCOME
(unaudited; in thousands)
	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2007	2007	2006	2007	2006

U.S. GAAP net income (loss)	$8,440	$(2,496)	$1,750	$5,944	$2,631
Pro forma adjustments:
Restructuring charges (credit)	306	278	(15)	584	475
SFAS 123R Expense [2]	293	300	140	593	308
Revaluation of warrants liabilities [1]	(3,104)	7,343	15	4,239	386
Pro forma net income	$5,935	$5,425	$1,890	$11,360	$3,800

[1] Included as a component of other income, net, for each period presented.
[2] Included as a component of cost of service and operating expense for each period presented.